EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CytRx Corporation
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100947, 333-122732, 333-120208, 333-109708, 333-106629, 333-133269, 333-142591 and 333-147605) and Form S-8 (Nos. 333-84657, 333-68200, 333-91068, 333-93305 and 333-1213339) of CytRx Corporation (the “Company”) of our reports dated April 1, 2008, relating to the consolidated financial statements and financial statement schedule and the ineffectiveness of the Company’s internal control over financial reporting due to material weaknesses appearing in this Form 10-K.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
April 1, 2008